Exhibit 10.5

fixed-term building lease agreement

Lessor (A)

Lessee (B)	Kabushiki Kaisha Prostyle Ryokan

Co-guarantor (C)	Kabushiki Kaisha Propo Life Group

Rental and Lease Terms and Conditions

①	Location	(Lot number)
	site area	㎡

②	Structure/Scale	Reinforced concrete, ground floor
	total floor space	㎡
	Type	Hotel

③	Purpose of use	Hotel business and related operations (offices, warehouses, food and beverage outlets)

④	Lease period	From year month day to year month day

⑤	rent	Monthly Fee Yen (excluding tax)

⑥	(security) deposit	Money Yen (equivalent to 3 months rent)

⑦	Date of rent payment	Payment for the following month by the last day of the previous month (or the previous business day if it is a financial institution holiday) by wire transfer

⑧	rent-free	Months from the date of commencement of lease

The lessor, Co. (hereinafter referred to as “Party A”), the lessee, Kabushiki Kaisha Prostyle Ryokan (hereinafter referred to as “Party B”), and the joint guarantor, Kabushiki Kaisha Propo Life Group (hereinafter referred to as “Party C”), have entered into a fixed-term lease agreement (hereinafter referred to as “this agreement”) as stipulated in Article 38 of the Land and House Lease Law, based on the following terms and conditions, regarding the lease of the building (hereinafter referred to as “this building”) as described in the lease agreement

Article 1 (Purpose of Use of Building)

1.	Party B shall use the building for the purpose of hotel business and related business (office, warehouse, restaurant and store), and shall not use the building for any other purpose.

2.	Party B may change the purpose of use in the preceding paragraph only with the prior written consent of Party A.

3.	The name of the building in question may be determined and changed at the discretion of the Party B. In the event of any change, Party B shall report the change to Party A without delay. However, if any dispute arises with a third party regarding the name of the building, trademark or otherwise, Party B shall settle the dispute at its own responsibility and expense.

Article 2 (Lease Term)

1.	The lease term of the Building shall be as described in the Lease Summary (4). In addition, the Party B agrees that Party A may continue to perform the remaining construction work on the building after the commencement date of the lease.

2.	Party A shall notify Party B in writing of the termination of this agreement at least one year and no more than six months prior to the expiration of the lease period in the preceding paragraph.

3.	Party A shall not be able to assert against Party B its termination without giving the notice set forth in the preceding paragraph. However, if Party A notifies Party B of the termination of this Agreement after the expiration of the notice period, this Agreement shall terminate on the date six months have elapsed from the date of such notice.

4.	This Agreement shall terminate at the expiration of the term stipulated in Paragraph 1 and shall not be renewed. However, Party A and Party B may, upon mutual consultation, enter into a new lease agreement (hereinafter referred to as the “Re-agreement”), which shall commence on the day following the expiration date of the term of this Agreement. If a new agreement is not concluded by the date of termination of this Agreement, Party By shall surrender the Property to Party A by the date of termination of this Agreement.

Article 3 (Rent)

1.	The monthly rent for the building shall be as stated in the Lease Summary (5).

2.	Party B shall pay the rent as specified in the preceding paragraph by the last day of each month (or the preceding business day in the case of a bank holiday), together with consumption tax and local consumption tax imposed on the rent, by remittance to the following bank account designated by the Party A. The transfer fee shall be borne by Party B.

3.	Party B shall be exempted from paying the full amount of rent as stated in (5) of the Rental and Lease Terms and Conditions for a period of months from the commencement date of the lease term.

4.	Rent for less than one month shall be calculated on a pro-rata basis.

Name of financial institution:

Deposits Type:

Account number:

Account holder:

Article 4 (Revision of Rent)

1.	The rent shall not be revised for a period of five (5) years from the commencement date of the lease term, and Article 32 of the Land and House Lease Law shall not apply to this Agreement.

2.	After five (5) years from the commencement date of the lease period, the rent may be revised by mutual agreement upon consultation between Party A and Party B, taking into consideration the economic situation, increase in taxes and public dues, hotel income and expenditure, etc. The rent shall be revised after the expiration of the lease period.

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Article 5 (Security Deposit)

1.	Under this Agreement, it is mutually confirmed that Party B shall deposit with Party A as a security deposit the amount stated in the Lease Summary (6) on the date of execution of this Agreement, and the handling of the security deposit shall be as follows.

（1）	The security deposit shall secure all obligations of Party B to Party A under this Agreement, and Party A may appropriate the security deposit at any time if Party B defaults on its obligations under this Agreement or is liable for damages. Party A may demand that Party B make up any deficiency in the security deposit resulting from such appropriation of the security deposit, and upon receipt of such demand, Party B shall pay the amount of such deficiency to Party A without delay in a manner similar to the payment of rent. In addition, if the rent is revised in accordance with Paragraph 2 of the preceding Article, the amount of the security deposit shall remain unchanged.

（2）	Party B may not set off the security deposit against rent, expenses, or other obligations owed to Party A under this Agreement. However, this shall not apply if Party A has separately approved the setoff in writing in advance.

（3）	Party B shall not assign the right to demand the return of the security deposit to any third party, or pledge or otherwise offer as security the right to demand the return of the security deposit without the prior written consent of Party A.

（4）	No interest shall accrue on the security deposit.

2.	After this Agreement is terminated and the surrender of the building by Party B is completed, Party A shall return the security deposit to Party B without interest within three months after the completion of the surrender, less the amount of the default of Party B under this Agreement, if any.

Article 6 (Burden of Taxes and Public Dues and Other Expenses)

1.	Party A shall bear the taxes and public dues on the building (excluding the assets owned by Party B) and the equipment and fixtures owned by Party A. However, Party B shall bear the taxes and public dues imposed on Party A, which are increased by the construction work incidental to the building or by the fixtures, furniture and equipment installed by Party B, and shall cooperate with Party A in the procedures for the separation of such taxes and public dues.

2.	The electricity, water, sewerage, gas, and other charges (including basic charges), internet usage fees, hotel management system, other software and systems necessary for hotel business, cleaning and security expenses of the building (including the site area), and other local resident expenses shall be borne by Party B, regardless of the name of such expenses. The expenses for cleaning and security of the building (including the site area), and other expenses as a local resident shall be borne by Party B, regardless of the name, and shall be paid by Party B directly to the billing address of the operator, etc.

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Article 7 (Insurance Coverage)

1.	Party A shall, at its own expense, obtain fire insurance and liability insurance for the building and its property such as fixtures and fittings.

2.	Party B shall, at its own expense, carry fire and liability insurance for the interior of the building and for the interior fixtures and equipment owned by Party B (including some fixtures owned by Party A in the fixtures and equipment category 2) Equipment and Fixtures and 3) Furniture and Fixtures attached at the end of this Agreement).

Article 8 (Consumption Tax, etc.)

If there is a change in the consumption tax rate during the term of this agreement, or if a new tax is imposed (including the new tax rate if there is a change in the tax rate) under a new name (including the new tax rate if there is a change in the tax rate), the new tax rate and new tax (hereinafter referred to as the “new tax rate, etc.”) shall naturally apply, and the amount calculated using the new tax rate, etc. shall be paid for any payments made to either party.

Article 9 (Sublease)

1.	Party B may sublease all or part of the building to a third party (hereinafter referred to as “Sublessee”) with the prior consent of Party A. However, Party B shall not, in any case, (i) permit any antisocial forces (as defined in Article 28. The same shall apply hereinafter). (ii) The agreement between Party B and the Sublessee shall clearly state that the agreement is a sublease agreement, and that only Party B as the Sublessee shall bear the obligation to return the security deposit and other deposits to the Sublessee; (iii) Re-sublease and transfer of subleasing rights by the Sublessee are prohibited; and (iv) The Sublease Agreement shall expire on the date before the expiration of this (v) The sublessee shall waive any claim for reimbursement of necessary or useful expenses, relocation fees, exit fees, or right money, etc., and any right to purchase the building, and (vi) The sublessee shall provide for a clause to exclude anti-social forces. (vi) The clause of exclusion of anti-social forces shall be stipulated. Upon execution of a sublease agreement, Party B shall deliver a copy of the agreement to Party A without delay.

2.	In the event that the sub-lessee or the sub-lessee’s employees cause damage or injury to Party A or Party B’s building or facilities through intent or negligence, Party B shall be held jointly and severally liable with the sub-lessee. In the event that a dispute arises or the threat of a dispute arises between Party B and the sub-lessee, Party B shall report to Party A without delay and shall endeavor to resolve the dispute at its own responsibility and expense.

3.	Party B may have the sub-lessee perform the sub-lessee’s work and management as described in this Agreement at Party B’s responsibility and expense.

4.	If this Agreement is terminated due to cancellation or any other reason, the Sublease Agreement shall also be terminated, and Party B shall, at its own responsibility and expense, have the Sublessee vacate the Premises and complete the surrender of the Premises by the time of termination of this Agreement.

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Article 10 (Partial Consignment of Business)

1.	Party B may, at its own responsibility and expense, outsource any part of Party B’s operations to a third party (hereinafter referred to as “Outsourcing Party”) to be performed in the Building.

2.	In the event that third party or its employees, etc. intentionally or negligently damage or cause damage to Party A or its building facilities, etc., Party B shall be jointly and severally liable for such damage or damage, together with the contractor.

Article 11 (Understandings)

Party A agrees that Party B may, at Party B’s expense (including the case where the taxes and public dues of the Building are increased due to remodeling, renewal of facilities, redecoration, or construction in accordance with this Article, which shall be borne by Party B in accordance with the proviso of Article 6, Paragraph 1)), remodel, update, redecorate, or create a part of the Building to the extent that the identity and value of the Building are not harmed. However, Party B shall comply with the repair and renewal plan approved by Party A in accordance with Article 15, as well as with applicable laws, regulations, rules, etc., and the instructions of the relevant government agencies, etc., and shall notify Party A of the details thereof in writing and obtain its written consent in advance. In addition, the Party A and Party B shall revise the burden classification table so that changes made in accordance with this Article are properly reflected in the burden classification table attached at the end of this Agreement.

Article 12 (Installation of Advertising Signs, etc.)

1.	Signs, advertising signs, and other structures (except those existing on the date of execution of this Agreement) may be installed directly on the Building with the prior written consent of the Party B. Furthermore, Party B shall comply with all applicable laws, regulations, and ordinances based on the Outdoor Advertisements Act (Act No. 189 of 1949). Notwithstanding the burden classification table attached at the end of this document, the maintenance, preservation, and safe management of such billboards and other structures shall be the responsibility of Party B, and the costs of repair, repair, and renewal shall be borne by Party B.

2.	If any damage is caused to the building or a third party by the billboard or other structure installed by Party B, Party B shall be responsible for and bear the cost of such damage.

Article 13 (Maintenance of Buildings)

1.	Party B shall maintain and manage the Building on a daily basis with the duty of care of a good manager.

2.	Party B shall endeavor to maintain the public morals, aesthetics, and environment of the building. General and industrial wastes generated from the use of the building shall be disposed of by Party B at its own responsibility and expense.

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3.	In order to maintain the building in good working condition, Party A and Party B shall perform the following maintenance work at the site in accordance with the relevant laws and regulations, at their own responsibility and expense. Party A and Party B may have a third party perform maintenance, cleaning, and repair of the building at their own responsibility and expense.

(1)	Facilities management (maintenance, inspection and operation of air conditioning equipment, electrical equipment, gas equipment, water supply, drainage and sanitation equipment (including water tanks), elevator equipment, etc.)

(2)	Maintenance and management (daily management of the interior and exterior of the building, plantings, perimeter, moat, etc.)

(3)	Security management (disaster prevention and fire prevention management)

(4)	Cleaning and sanitation management (daily, periodic, and occasional cleaning of the land and buildings in question)

(5)	Environmental health management (noise, lighting, etc.)

(6)	Other maintenance and management of the building, etc.

Article 14 (Burden of Repair and Renewal Costs, etc.)

1.	Repairs and renewals necessary for the maintenance and preservation of the building shall be carried out by Party A and Party B at their own expense in accordance with the burden categories listed in the “Table of Burden Categories for Repairs, etc. by Item (A through E)” attached at the end of this document.

2.	If Party B or any of its facility-related parties (including Party B’s hotel clients, sublessees, and subcontractors) damages the building frame or facilities belonging to Party A, Party B shall promptly report such damage to Party A and repair or restore the building frame or facilities to their original state at its own responsibility and expense.

3.	In the event that large-scale repairs are required to the building frame or equipment owned by Party A, or in the event that repairs or repairs are required due to unforeseen circumstances such as natural disasters, etc., Party B may promptly report to Party A and request repairs or repairs at Party A’s expense.

4.	If Party A intends to make repairs in accordance with the preceding paragraph, Party A shall notify Party B in advance to that effect. In this case, Party A shall carry out the repairs after making prior arrangements with Party B to the extent reasonable so as not to impede the operation of Party B. However, this shall not apply if the repair is required urgently.

5.	If, due to a defect in the building, Party B is forced to suspend use of all or part of the building during the construction period due to repair or alteration work to be performed by Party A, or if Party A is subject to any other restrictions on use, Party A and Party B shall consult with each other in good faith regarding the burden of compensation, etc.

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6.	Legal inspections of the building shall be performed by Party A, and the cost of such inspections shall be borne by Party A and Party B in accordance with the burden classification table shown in the “Burden Classification for Legal Inspections” attached at the end of this document. In addition, the Party B shall pay to Party A monthly for Party B’s share of the expenses, together with the rent stipulated in Article 3 of this Agreement.

Article 15 (Repair and Renewal Plan)

1.	If Party B intends to repair or renew the structure or facilities of the building (including the portion to be borne by Party A in the burden classification table attached at the end of this document) owned by the Party A, Party B shall submit a repair/renewal plan to Party A at least 60 days prior to the beginning of the fiscal year in which the repair/renewal is scheduled.

2.	When submitting a repair and renewal plan pertaining to the preceding paragraph, Party B shall prepare and submit to Party A as detailed and reasonable an estimate as possible of the necessary expenses and any other fees, costs, and return expenses to be borne by Party A and Party B.

3.	Party A shall reply to Party B no later than 30 days prior to the start of the next business year as to whether or not the submitted plan can be implemented.

4.	Party A shall sincerely consider the contents of the plan requested by Party B so as not to interfere with the operation of the Party B.

5.	In the event that emergency repairs are necessary to ensure the safety of Party B and its customers or for operational reasons, Party B may implement the emergency repairs after notifying Party A. In this case, Party B shall immediately report to Party A the details of the emergency repair, and the burden of costs shall be in accordance with the “burden classification table” at the end of this document.

Article 16 (Addition, Extension and Alteration of Assets)

1.	For business or other reasonable reasons, Party B may, at its own responsibility and expense, add, expand, or relocate any assets or machinery to the premises with the prior written approval of Party A.

2.	The actions of Party A in accordance with the preceding paragraph shall be carried out in accordance with the repair and renewal plan approved by Party A in accordance with the preceding Article and applicable laws, regulations, and rules. Notwithstanding Article 14 and the burden classification table attached at the end of this document, the ownership of the assets and machinery added or added in accordance with this Article shall belong to Party B, and the costs related to their repair, repair, and renewal shall be borne by Party B.

Article 17 (On-Site Inspection)

1.	Party A and its employees may enter the building, inspect it, and take appropriate measures with the prior consent of Party B, when deemed necessary for maintenance, crime prevention, disaster prevention, sanitation, first aid, or other management of the building.

2.	In case of emergency, Party A and its employees may enter the building without obtaining the consent of Party B, and in such case, Party A shall promptly notify Party B to that effect afterwards.

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Article 18 (Prohibited Matters)

1.	Party A shall not assign its ownership of the premises and any rights hereunder, or offer them for collateral, without prior written notice to Party B.

2.	If the Party A transfers the ownership of the building to a third party, Party A shall notify Party B in advance, and Party A shall succeed this Agreement to the third party at its own responsibility. In such case, Party B agrees that the status of Party A under this Agreement shall be succeeded by the third party.

3.	Party B shall not engage in any of the following acts, nor shall Party B allow any third party to do so.

(1)	To make additions or alterations to the building without the prior written consent of Party A.

(2)	Actions that cause or may cause significant inconvenience to neighboring residents.

(3)	Violation of an improvement order or instructions by a competent authority.

(4)	Without the prior written consent of Party A, to assign to a third party all or part of Party B’s contractual status, rights or obligations under this Agreement or the Sublessee’s Agreement, to offer as security, or to transfer by succession through business transfer, division, merger or other means.

(5)	To allow a third party to use all or part of the building under any name whatsoever, including delegation of management, sublease, joint management, etc., without the prior written consent of Party A.

(6)	To have a third party reside in the building or to use the building for residential purposes without the prior written consent of Party A.

(7)	Carrying in or using hazardous materials, toxic substances, or prohibited items in the building, or any other acts in violation of applicable laws, regulations, etc.

(8)	Installation or addition of heavy equipment or equipment with large electrical capacity without Party A’s prior written consent.

(9)	To have all or part of the building used or occupied by Anti-Social Forces as an office or other base of activities of Anti-Social Forces.

Article 19 (Modification of this Agreement)

This Agreement may be modified only by written agreement of Party A and Party B.

Article 20 (Change of Address, etc.)

1.	Party A and Party B shall immediately notify the other party in writing of any change of address, contact information or representative.

2.	In the event that Party A and Party B fail to give the notice in the preceding paragraph, the mail, etc. sent by Party A and Party B to the other party’s address or representative shall be deemed to have reached the other party at the time of sending. In this case, neither Party A nor Party B may object to the other party for any disadvantage caused by the non-arrival or delay of the mail, etc.

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Article 21 (Merger, etc.)

1.	If Party A or Party B intends to merge, split, transfer business, etc., Party A or Party B shall notify the other party to that effect in writing without delay and in advance, and if necessary, discuss whether or not changes to the contents of this Agreement are necessary.

2.	Party B shall notify Party A in writing without delay of any change in the commercial registration matters (including representative, trade name and location of head office, etc.), capital structure (capital, major shareholders, etc.) or seal.

Article 22 (Change of the person responsible for use)

1.	Party B shall notify Party A of the person responsible for the use of the building by Party B by the commencement date of the lease term.

2.	In the event of any change in the person(s) responsible for the use of the building, Party B shall promptly notify Party A of such change.

Article 23 (Termination of this Agreement within the Term)

Neither Party A nor Party B may request the other party to terminate this Agreement during the lease term.

Article 24 (Cancellation of this Agreement)

1.	If either Party A or Party B violates this Agreement or materially delays the performance of its obligations under this Agreement, the other party shall, upon written notice to Party A specifying a certain period of time, immediately terminate this Agreement if the violation is not resolved or performed within such period and demand compensation for any damages suffered as a result of such termination. The other party may demand compensation for damages incurred as a result of the cancellation.

2.	If either Party A or Party B falls under any of the following items, the other party may immediately terminate this Agreement without any notice, and may demand compensation for any damage suffered as a result.

(1)	When the bank is subject to a petition for suspension of banking transactions, dissolution, bankruptcy, civil rehabilitation, corporate liquidation, corporate reorganization, or the like, or when it files such a petition itself.

(2)	When a compulsory execution or temporary restraining order has been issued.

(3)	When a bill or check drawn, endorsed, accepted, or guaranteed by the bank is dishonored or its payment is suspended.

(4)	When Party B fails to pay the rent for more than 3 months, or does not use the building for more than 3 months continuously without justifiable reason.

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(5)	When the license or approval for the business has been revoked by the regulatory authorities.

(6)	When the customer commits an act in breach of a contract entered into incidental to this agreement.

(7)	When there is any other fact that significantly discredits the other party.

3.	In the event of cancellation of this agreement by Party A pursuant to Paragraph 1 or 2, Party A shall pay, as a penalty, the residual rent from the date of the penalty until the tenth full year from the date of commencement of the lease term, provided, however, that if the residual rent is less than twelve (12) months of the monthly rent, the residual rent shall be twelve (12) months of the monthly rent. However, if the residual rent is less than 12 months of the monthly rent, it shall be 12 months of the monthly rent. After the expiration of 10 years from the date of commencement of the lease term, Party A shall pay to Party B the amount equivalent to 12 months of the monthly rent. In this case, Party A’s claim for damages against Party B shall not be precluded.

Article 25 (Termination due to force majeure)

This Agreement shall terminate in the event that all or a significant part of the building is destroyed or damaged due to a natural disaster or other cause beyond the control of Party A or Party B, and the use of the building is determined to be impossible through consultation between Party A and Party B. In addition, neither Party A nor Party B shall be liable for any damage suffered by Party A or Party B as a result thereof.

Article 26 (Restoration and Surrender)

1.	When this Agreement is terminated due to expiration of the term, request for termination, or cancellation, etc., Party B shall (i) remove the property owned by Party B at Party B’s expense and deliver it to Party A, and (ii) repair any damage or breakdown of the building, structures, equipment, or other property to be borne by Party B. (ii) If there is any damage or failure in the building, structures, facilities, or any other assets that should be borne by Party B, Party B shall repair it, restore it to its original state, and surrender it to Party A without any occupants. In this Article, “original condition” means the condition in which the construction work described in the “List of Completion Drawings” has been completed. If Party B fails to restore the building to its original condition and surrender it to Party A, Party A shall remove all structures, equipment, fixtures, etc., and repair any damage or malfunction of the building, structures, equipment, and other assets, and restore the building to its original condition, and demand from Party B an amount equivalent to the expenses to be borne by Party B and an amount equivalent to the rent for the building for the period required for restoration to its original condition. The amount equivalent to the rent of the building during the period required for restoration may be demanded from Party B. In addition, if there are any movables left in the building after this agreement is terminated and Party B vacates the building, Party A may dispose of them voluntarily as if Party B abandoned the ownership of such movables, and claim the removal cost for such removal from Party B.

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2.	Notwithstanding the preceding paragraph, in the event of termination of this Agreement for reasons attributable to either Party A or Party B, Party B shall surrender the premises in accordance with the provisions of the following items.

(1)	If this Agreement is terminated for reasons attributable to Party A

イ	Party B shall not be obligated to restore the property to its original condition.

ロ	Party B’s assets may, at its discretion, choose to remain in the building (relinquish its ownership).

(2)	If this Agreement is terminated for reasons attributable to Party B

イ	Party B is obligated to restore the property to its original condition.

ロ	The property owned by Party B shall be removed at the expense of Party B.

3.	Party B shall not be obligated to restore Party A’s property to its original condition with respect to age-related deterioration and natural wear and tear of Party A’s property caused by use in accordance with the care of a good manager.

4.	Upon surrender of the building, regardless of the reason or name, Party B shall not demand Party A to reimburse necessary or useful expenses spent in connection with the building, to pay relocation fees, exit fees, or right money, or to purchase various fixtures, facilities, or other assets installed at Party B’s expense.

5.	If, despite the termination of this Agreement, Party B fails to vacate the premises, Party B shall pay to Party A the sum of double the daily rent from the day following the termination of this Agreement to the completion of the vacating of the premises and an amount equivalent to other expenses to be borne by Party B.

6.	Notwithstanding the preceding paragraphs, Party A may reduce or exempt Party B from the obligation to restore the property to its original condition if Party A and Party B agree to do so through consultation.

Article 27 (Delayed Payment of Damages)

In the event that Party A or Party B fails to pay any obligation under this Agreement by the agreed-upon due date, Party A or Party B shall pay for such obligation plus interest at the rate of 14.6% per annum for the period from the day following such agreed-upon due date to the payment date.

Article 28 (Exclusion of Antisocial Forces)

1.	Party A, Party B and Party C shall each commit the following items to the other party.

(1)	The party is not an organized crime group, an enterprise affiliated with an organized crime group, a general meeting house, or a person equivalent thereto, or a member of such an organization (hereinafter collectively referred to as “antisocial forces”).

(2)	The party’s officers (employees, directors, executive officers, and others equivalent to them) are not antisocial forces.

(3)	The party shall not allow antisocial forces to use his/her own name to enter into this contract.

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(4)	Do not commit the following acts by yourself or through the use of a third party

a.	to say or do anything threatening to the other party, or to use violence.

b.	acts of obstructing the other party’s business or damaging the other party’s credibility by using deceptive means or force

2.	In the event that either party falls under any of the following, the other party may terminate this Agreement without any notice.

a.	When it is found that a declaration has been made in violation of the assurance set forth in item 1 or 2 of the preceding paragraph

b.	When it is found that the contract was made in violation of the assurance set forth in item 3 of the preceding paragraph

c.	In the event of an act in violation of the assurance set forth in item 4 of the preceding paragraph.

3.	Party B shall assure Party A that it will not use the property as an office or other base of activities of antisocial forces, either by itself or by a third party.

4.	Party A may terminate this agreement without any notice if Party B acts in violation of the preceding paragraph.

Article 29 (Offsetting)

Party B shall not be able to set off Party A’s obligations under this Agreement against its obligation to pay rent as set forth in Article 3.

Article 30 (Joint Guarantee)

Party C shall be jointly and severally liable with Party B for the performance of all obligations of Party B to Party A under this Agreement.

Article 31 (Complaint Handling)

Party B shall be responsible for resolving any complaints from neighbors that occur after the commencement date of the lease period at its own responsibility and expense.

Article 32 (Duty to Cooperate)

Upon execution of this Agreement, Party A shall cooperate with Party B’s hotel business in the building to the extent necessary. In the event that Party B requires a license or approval from the competent authorities to conduct its business, Party A shall cooperate with this procedure to the extent reasonably possible.

Article 33 (Duty of Confidentiality)

Neither Party A nor Party B shall divulge to any third party any information obtained in connection with this Agreement, whether during the term of this Agreement or not, without the consent of the other party.

Article 34 (Court of Jurisdiction)

If any dispute arises between Party A and Party B with respect to this Agreement, the Tokyo District Court shall be the court of exclusive jurisdiction of the first instance.

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Article 35 (Notification)

All notices under this Agreement shall be in writing and shall be delivered by hand, mail, or e-mail to the following address. However, in the case of notice by e-mail, confirmation shall be made by mail or in person without delay after transmission. The address, etc. may be changed by written notice to the other party in accordance with this Article.

(1)	When addressed to Party A

Address:

Name:

Phone

E-mail address:

(2)	When addressed to Party B and Party C

Address: 3-6-23 Kita-Aoyama, Minato-ku, Tokyo

Name: Kabushiki Kaisha Propo Life Group

Phone number: 03-6897-8560

E-mail address:	(1) psryokan@prostyleryokan.com
(2) houmu@propolife.co.jp

Article 36 (Matters not stipulated)

In the event that any matter is not stipulated in this Agreement or any question arises as to its interpretation, Party A and Party B shall consult with each other in good faith to resolve the matter.

In witness whereof, three (3) copies of this document have been prepared, one copy each to be held by Party A, B and C with their names and seals affixed.

Year Month Day

Party A (Lessor)

Address

Name

Party B (Lessee)

Address 5-64 Tokiwa-machi, Naka-ku, Yokohama City, Kanagawa Prefecture

Name Kabushiki Kaisha Prostyle Ryokan

Shinya Sato, President and Representative Director

Party C (Joint guarantor)

Address 3-6-23 Kita-Aoyama, Minato-ku, Tokyo

Name Kabushiki Kaisha Propo Life Group

Yasuyuki Nozawa, President and Representative Director

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(Table of division of burden between Party A and Party B for repairs and maintenance)

(Purpose)

The purpose of this burden division table is to clarify the division of burden between Party A and Kabushiki Kaisha Prostyle Ryokan Party B in the repair (redecoration), maintenance, and renewal (hereinafter collectively referred to as “repair, etc.”) of the building, and to facilitate the maintenance and management of the building during the lease term.

On the premise that Party A is responsible for overall property management, “1. General Provisions” defines the basic items for Party A or Party B, and “2. Then, the asset classification is defined, and finally, the burden classification of the repair etc. for each item is defined.

1.	General Provisions

(1)	Party A and Party B shall promptly notify the other party of any need for repairs, etc., and shall discuss the details, process, construction costs, etc. of the work.

(2)	The basic burden categories for repairs, etc. shall be as follows

①	Repairs, etc. shall be made by each asset owner in accordance with the asset classification, and the cost shall be borne by each asset owner. However, some minor repairs, etc. (repairs or replacements with a total cost of less than 30,000 yen per repair, etc.) shall be made and paid for by Party B with respect to Party A’s assets, as described in the “Classification of Repairs, etc. by Item” below.

②	If, during the lease period, it is determined that Party A is responsible for non-conformity to the contract, such as defective construction or design of the building, Party A shall be held responsible for such non-conformity. However, Party A shall promptly demand the builder/constructor responsible for the defect to repair the defect, etc.

③	In the event of defacement, damage, or malfunction caused by Party A’s intentional or negligent act, Party A shall bear the cost of repair and refurbishment.

④	In the event of any defacement, damage, or malfunction caused by the intentional or negligent act or omission of Party B or any of its servants or users, the repair and renovation shall be borne by Party B.

⑤	Party A shall bear the burden of periodic building inspection reports based on administrative guidance, etc.

⑥	Party A shall bear the cost of periodic inspection reports of the machinery and equipment (including mechanical parking facilities, but excluding machinery and equipment installed by Party B) based on administrative guidance, etc.

⑦	The equipment, fixtures, etc. installed by Party B shall be borne by Party B.

⑧	In the case of any matter not listed in this burden classification table, Party A and Party B shall consult in good faith to determine the burden classification.

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2.	Item

A.	Buildings pertaining to the exterior and structural frame (including annexed buildings)

(1)	Outer wall and foundation area

(2)	Roof and eaves

B.	Items related to interior and interior framework

(1)	Items related to waterproofing of water and other areas

(2)	Pertaining to interior materials

(3)	Pertaining to fittings and fixture hardware

C.	Pertaining to exterior structures.

(1)	Paved floor

(2)	Pertaining to exterior materials

(3)	Parking lot

(4)	Planting

D.	Items related to electrical equipment

(1)	Trunk line power equipment

(2)	Electricity outlets and disaster prevention equipment

(3)	Telephone equipment, intercom

(4)	LAN and ITV facilities

(5)	Television communal listening facilities

(6)	Automatic fire alarm system

(7)	Elevator equipment

E.	Pertaining to water supply, drainage, sanitation, and heating and cooling equipment

(1)	Water supply, hot water supply, drainage and ventilation system

(2)	Sanitation equipment and facilities

(3)	Heating and cooling equipment and plumbing facilities

(4)	Ventilation equipment

(5)	Fire extinguishing equipment

(6)	Kitchen facilities

(7)	FF&E (furniture and fixtures)

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Equipment Assets Classification

The asset classification of the Party A and Party B shall be as shown in the table below.

Ownership Classification
	asset item	remarks	Party A	Party B
(1) Building facilities	1. Building exterior and structural frame		○	-

	2. interior frame	Various equipment piping, etc.	○	-

	3. Outer groove	Parking facilities, plantings, signage, etc.	○	-

	4. electrical equipment	Power receiving and transforming equipment, pipelines in buildings, emergency storage batteries, elevator and escalator equipment, private power generation equipment, distribution boards, etc.	○	-

	5. water supply, hot water supply and drainage facilities	Piping in buildings, water heaters, water receiving tanks, pump equipment, etc.	○	-

	6. sanitation facilities	Water and sewage piping, etc.	○	-

	7. Air conditioning equipment	Air conditioning piping in buildings, etc.	○	-

	8. Ventilation equipment	Ventilation and exhaust systems, smoke control equipment, etc.	○	-

	9. communication facilities	Telephone equipment, building wiring, etc.	○	-

	10. fire prevention and disaster prevention equipment	Emergency disaster prevention and security equipment, automatic fire alarms, emergency broadcasting equipment, and emergency equipment, etc.	○	-

	11. lighting equipment	Fixture body, emergency lighting, induction lamps, etc. (excluding FFEs)	○	-

	12. gas facilities		○	-

	13. various wiring and plumbing fixtures in the building		○	-

	14. kitchen facilities		○	-

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(2) Equipment and instruments	1. Interior materials and fittings	Built-in furniture, fixtures, interior finishing materials, etc.	○	-

	2. electrical equipment	Intercom, TV antenna, etc.	○	-

	3. water supply, hot water supply and drainage equipment	Gas appliances, faucet fixtures, etc.	○	-

	4. sanitary equipment	Toilet bowls, wash basins, faucet fixtures, etc.	○	-

	5. air conditioning equipment	Air conditioners, outdoor units, etc.	○	-

	6. telecommunications equipment	Telephone equipment, etc.	※

	7. fire protection and disaster prevention equipment	ITV equipment, surveillance cameras, etc.	○	-

	8. kitchen utensils	A set of kitchen utensils	※

(3) Fixtures and furnishings	1. Audio equipment	Excluding leased and rented items	※

	2. LAN and telephone cables and incidental equipment	Excluding leased and rented items

	3. furniture for guest use	Excluding leased and rented items

	4. office furniture	Excluding leased and rented items

	5. Curtains	Excluding leased and rented items

	6. guest appliances	Excluding leased and rented items

	7. office appliances	Excluding leased and rented items

	8. hotel management system	Excluding leased and rented items

9. sales and office supplies

10. replacement tubes

11. bedding

12. operating wagons, carts

13. linens (uniforms, sheets)

Although the asset classification is yet to be determined at the time of this agreement, by the time of commencement of hotel operations in the building in question, the equipment, etc. to be owned by Party A shall be determined from among these equipment, etc. based on the “Agreement on Hotel Equipment Costs” to be separately executed between Party A and Party B.

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Classification of burden of repairs, etc. by each item

A. Maintenance repairs and renewals related to building exterior and structural framing (including attached buildings) (summary version)

burden sharing
	Repair and Maintenance Details	remarks	Party A	Party B
(1) Exterior walls and foundation area	1. repair of structural cracks, etc. (common to all interior and exterior frames)		○	-

	2. painting, replacement of spraying, replacement of exterior walls, etc. due to aging, inspection of exterior walls, etc.		○	-

	3. damage and peeling of finishing materials	Due to age-related deterioration	○	-

	4. Leakage due to defective and deteriorated exterior wall caulking	Due to age-related deterioration	○	-

	5. repair work due to subsidence of the building itself, outbuildings, and adjacent houses		○	-

	6. rustproofing and painting of metal finishes (metal curtain panels, etc.)		○	-

	7. repair of sunken settlement due to corrosion of floor assembly and subfloor	Due to age-related deterioration	○	-

	8. Pest control (ants, cockroaches, mites, rats, etc.)		-	○

(2) Outdoors, roofs and eaves	1. repair work due to waterproof material loss		○	-

	2. repair of cracks in the waterproof protective layer and finishing materials		○	-

	3. repair of defective and deteriorated caulking around waterproofing		○	-

	4. rehabilitation of storm drainage drains		○	-

	5. repair work due to shattered or damaged roofing materials		○	-

	6. repair of cracks around various metal foundations, etc.		○	-

	7. Rustproofing and painting of various metal fixtures		○	-

	8. replacement of protective coating for exposed waterproofing		○	-

	9. Repair and replacement of eave gutters and downspouts		○	-

	10. Minor repairs and cleaning of eave gutters and downspouts		-	○

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B. Maintenance, repair and renewal of interior and interior framing (summary version)

burden sharing
	Repair and Maintenance Details	remarks	Party A	Party B
(1) Items related to waterproofing of water areas	1. repair of water leakage due to inadequate facilities of various equipment piping		○	-

	2. repair work due to loss of internal waterproofing material	Due to inadequate equipment or age-related deterioration	○	-

(2) Pertaining to interior materials	1. repair work due to negligent liability of employees/users		-	○

	2. reupholstering and repainting due to age-related deterioration		○	-

	3. repair of nail and screw holes		-	○

	4. repair of natural damage and peeling of finish materials		○	-

(3) Pertaining to fittings and fixture hardware	1. repair of water leakage around fixtures on exterior walls	Due to inadequate equipment or age-related deterioration	○	-

	2. adjustment and repair due to opening/closing defects		-	○

	Repair/replacement due to opening/closing failure		○	-

	4. replacement of broken glass		○	-

	5. replacement of anti-theft locks		○	-

	6. reissue and production of keys due to loss, etc.		-	○

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C. Maintenance, repair, and renewal of exterior structures (summary version)

burden sharing
	Repair and Maintenance Details	remarks	Party A	Party B
1) Paved floor	1. repair due to settlement and age-related deterioration of earthen floors, paved floors, roads, etc.		○	-

	2. repair of worn or cracked finishing materials		○	-

	3. repair due to poor drainage	Excluding those with poor management	○	-

2) Items related to exterior materials	1. repair due to age-related deterioration such as collapse, cracks, etc.		○	-

	2. Rustproofing and painting of gates, fences, etc.		○	-

3) Parking lot	1. Rustproofing and painting of iron parts		○	-

	2. re-drawing painted floor line	(excluding those for the convenience of Paygate)	○	-

4) Planting	1. reforestation of standing dead plants, etc.		○	-

	2. watering, mowing, maintenance, etc.		-	○

	3. pruning		-	○

	4. pest control		-	○

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D. Maintenance, repair and renewal of electrical facilities (summary version)

burden sharing
	Repair and Maintenance Details	remarks	Party A	Party B
1) Main line facilities	1. Periodic inspections and reports on periodic inspections by government agencies		○	-

	2. Inspection of receiving and transforming facilities		○	-

	3. repair of receiving and transforming facilities		○	-

	4. replacement of receiving and transforming facilities		○	-

	5. relocation of utility poles and main power lines of suppliers on the site		○	-

	6. repair/replacement of plumbing lines in the building		○	-

2) Light outlets and disaster prevention and security equipment	1. Repair and replacement of equipment and facilities due to aging		○	-

	2. Inspection and repair of emergency disaster prevention and security equipment and facilities		○	-

	3. replacement of emergency storage batteries		○	-

	4. inspection, adjustment and repair of lights, outlets, switches, etc.		-	○

3) Intercom and telephone facilities	1. Repair and replacement of equipment and facilities due to aging		○	-

	2. Adjustment and repair of equipment and facilities		○	-

	3. installation of additional functionality for switching equipment		-	○

	4. maintenance and management of equipment and facilities		-	○

	5. construction of additional changes to station lines		-	○

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4) LAN and ITV facilities	1. Repair or replacement of equipment and facilities due to aging	○	-

	2. Inspection, adjustment and repair of equipment and facilities	○	-

	3. maintenance and management of equipment and facilities	-	○

5) Television communal hearing equipment	1. Repair or replacement of communal antennas (UHF, BS, CS110°) (excluding wiring and piping inside the building)	○	-

	2. adjustment and repair of communal antennas (UHF, BS, CS110°)	-	○

	3. improvement/replacement due to radio interference	○	-

6) Automatic fire alarm equipment	1. Periodic inspections and reports on periodic inspections by government agencies	○	-

	2. Replacement of equipment due to aging	○	-

7) Elevator equipment	3. Periodic inspections and reports on the contents of inspections	○	-

	4. Repair and parts replacement of equipment and facilities	○	-

	5. Repair or replacement of equipment and facilities due to aging	○	-

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E. Maintenance, repair, and renewal of water supply, drainage, sanitation, and heating and cooling equipment, etc. (summary version)

burden sharing
	Repair and Maintenance Details	remarks	Party A	Party B
1) Water supply, hot water supply and drainage facilities	1. Water quality inspection and notification to government agencies		○	-

	2. replacement of piping due to aging		○	-

	3. adjustment and repair of plumbing, hot water supply, and gas appliances		-	○

	4. Replacement of water supply, drainage, hot water supply, and gas facilities	Piping in building	○	-

	5. adjustment and repair of each water heater		-	○

	6. replacement of various hot water appliances	Over time	○	-

	7. adjustment and repair of faucets and fittings		-	○

	8. replacement of faucets and fittings	Over time	○	-

	9. replacement of packing and other consumables		-	○

	10. adjustment and repair of drainage traps		-	○

	11. replacement of drainage trap	Over time	○	-

	12. replacement of drainage drainage pan, etc.	Over time	○	-

	13. Inspection, adjustment and repair of drainage joints, etc.		-	○

	14. inspection and cleaning of receiving water tanks		○	-

2) Sanitary facilities and equipment	1. Repair or replacement of toilet bowls, wash basins, etc.		○	-

	2. Inspection, adjustment and repair of toilet bowls, wash basins, etc.		-	○

3) Heating, cooling, and plumbing equipment	1. maintenance and management of equipment and facilities		○	-

	2. piping repair/replacement		○	-

	3. Repair or replacement of equipment and facilities due to aging		○	-

	4. Cleaning and replacement of filters for equipment and facilities		-	○

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4) Ventilation equipment	1. maintenance and management of equipment and facilities	○	-

	2. cleaning of various vessels	-	○

	3. replacement of plumbing and ventilation equipment due to aging of equipment	○	-

	4. Periodic inspection of equipment and facilities	○	-

	5. cleaning and replacement of filters for equipment and facilities	-	○

5) Fire extinguishing equipment	1. Periodic inspections and reports on periodic inspections by government agencies	○	-

	2. Replacement of equipment due to aging	○	-

	3. refill of fire extinguisher chemicals and gases	○	-

6) Kitchen facilities	1. maintenance and management of equipment and facilities	○	-

	2. Repair or replacement of equipment and facilities due to aging	○	-

	3. Repair and replacement of equipment and facilities	○	-

	4. Inspection, adjustment and repair of equipment and facilities	-	○

7) FFE (Furniture and Fixtures)	1. maintenance and management of furniture equipment	-	○

	2. repair or replacement of furniture equipment due to aging	-	○

	3. repair and replacement of furniture equipment	-	○

	4. inspection, adjustment and repair of furniture equipment	-	○

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Burden categories for legal inspections

		Number of times	burden sharing
checklist	volume	implemented	Party A	Party B

1.Facility management services

Facility patrol inspection	whole	12 times/year	○	-

2. electrical facility security services

Monthly inspection of receiving and transforming facilities	350 KVA	12 times/year	○	-

Annual inspection of power receiving and transforming facilities	350 KVA	1 time/year	○	-

Monthly inspection of emergency generator	22.5KVA	12 times/year	○	-

Emergency generator annual inspection	22.5KVA	1 time/year	○	-

3. HVAC facility management services

Air conditioner filter cleaning	60 units	12 times/year	-	○

Total heat exchanger filter cleaning	12 units	12 times/year	-	○

Simplified inspection based on the Fluorocarbons Emission Control Law	60 units / 10 units	4 times/year	○	-

Drainage catch inspection	60 units	1 time/year	-	○

4. water quality inspection

Drinking water quality testing (11 items)	11 items, 1 specimen	1 time/year	○	-

5. water supply and drainage facility management services

Cleaning of receiving water tank	7.5 m2 1 tank	1 time/year	○	-

High-set water tank cleaning	6m2 1 tank	1 time/year	○	-

Boiler Inspection	Self-inspection of pressure vessels	12 times/year	○	-

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6. water supply and drainage facility management services

High-pressure cleaning of drainpipes	48 rooms + common area	2 times/year	-	○

Periodic hot water heater inspections	4 units	1 time/year	○	-

7. fire fighting equipment management

Fire equipment inspection report		2 times/year	○	-

Emergency generator load test		1 time/year	○	-

8. elevator and conveyor equipment management operations

Elevator equipment maintenance and inspection	3 units	12 times/year	○	-

Periodic automatic door inspections	4 units	2 times/year	-	○

9. building environmental sanitation management services

pest control	entire building	6 times/year	-	○

10. building inspection services

Periodic building equipment inspections		1 time/year	○	-

Periodic Survey of Specified Buildings, etc.		1 time/3 years	○	-

11. facility management services

Window Cleaning	interior and exterior	2 times/year	○	-

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